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Warburg Pincus Emerging Markets Fund

Common Shares

      1 year Annualized Total Return Without Waivers:

                        ((10,863/10,000)^(1/1) -1) = 8.63%

      Annualized Total Return from inception Without Waivers:

                        ((12,194/10,000)^(1/1.8411) -1) = 11.38%

Series 2 Shares

      1 Year Annualized Total Return Without Waivers:

                        ((10,879/10,000)^(1/1) -1) = 8.79%

      Annualized Total Return from inception Without Waivers:

((12,254/10,000)^(1/1.8411) -1) = 11.67%

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